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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the inclusion and incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-4 and the related prospectus of STATS ChipPAC Ltd., of our report dated March 11, 2005 relating to the financial statements, which appears in STATS ChipPAC Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers


PricewaterhouseCoopers
Singapore
April 14, 2005